CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of The National Registry Inc. for the registration of 2,860,508 shares of its common stock and to the incorporation by reference therein of our report dated March 25, 1996 with respect to the consolidated financial statements of The National Registry Inc. included in its Annual Report (Form 10-K/A) fo the year ended December 31, 1995 filed with the Securities and Exchange Commission.




Tampa, Florida
July 2, 1996